Exhibit 10.1
EXECUTION COPY

THIRD AMENDMENT TO LEASE

THIS THIRDAMENDMENT TO LEASE (“Third Amendment”) dated as of February 14, 2025 (the “Effective Date”), is entered into by and between 201 BURLINGTON ROAD OWNER, LLC (“Landlord”) and LANTHEUS MEDICAL IMAGING, INC. (“Tenant”).
BACKGROUND
A.Landlord and Tenant are parties to a lease dated February 14, 2022 (the “Original Lease”) for premises consisting of approximately 46,526 rentable square feet of floor area on the 1st, 2nd, and 3rd floors in the south portion of the building (the “Existing Premises”) located on the parcel of land described in Exhibit A to the Lease (such parcel of land, the “Property”) and commonly known as 201 Burlington Road, Bedford, Massachusetts (the “Building”). The south portion of the Building is known as the “South Building.”
B.Landlord and Tenant are also parties to a First Amendment to Lease dated as of May 4, 2023 (the “First Amendment”) for additional premises consisting of approximately 41,655 rentable square feet on the first floor of the north portion of the Building, substantially as shown on Exhibit A attached to the First Amendment (the “Expansion Premises”). The north portion of the Building is known as the “North Building.”
C.Landlord and Tenant are also parties to a Second Amendment to Lease dated as of October 3, 2024 (the “Second Amendment”) which serves to commemorate the inclusion of an additional 43,442 rentable square feet of space on the 2nd floor of the North Building, as more specifically described in the Second Amendment.
D.The Original Lease, the First Amendment and the Second Amendment are sometimes collectively referred to in this Third Amendment as the “Lease”.
E.Landlord and Tenant now intend to modify the First Amendment and the Lease to address certain matters relating to the Expansion Premises and the use of the pH Neutralization System, all as set forth hereinbelow.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual undertakings set forth below, Landlord and Tenant hereby agree as follows:
1.Recitals; Undefined Terms. The background recitals set forth above are incorporated as if fully set forth herein. Capitalized terms used herein without definition shall have the meanings given to them in the Lease and the First Amendment, as applicable.
2.Loading Dock. The North Building is currently serviced by two (2) common loading docks. Landlord agrees to designate, at no additional cost to Tenant, one (1) such loading dock for Tenant’s exclusive use during the Term, which is shown on the plan attached hereto as Exhibit A. The other loading dock is currently reserved for use solely by the other tenants of the North Building but shall be dedicated to Tenant for its exclusive use beginning on the ROFO Premises Commencement Date (as defined in the Second Amendment).
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3.Exhibit Showing the Expansion Premises. Exhibit A attached hereto shall be substituted for Exhibit A attached to the First Amendment and shall serve to depict the Expansion Premises for all purposes under the First Amendment. Landlord and Tenant acknowledge that Exhibit A attached hereto depicts a de minimus addition to the Expansion Premises on account of the inclusion of the pH neutralization room, and agree that the rentable floor area of the Expansion Premises, the Expansion Premises Fixed Rent, and the Expansion Premises Allowance shall be unchanged and shall remain as set forth in the First Amendment.
4.pH Neutralization System.
(i) As of the Effective Date, Tenant shall have the exclusive use of the existing pH neutralization system installed in the Building by Landlord (the “pH Neutralization System”). Landlord represents, warrants, and covenants to Tenant that the pH Neutralization System (a) is in good working order and condition, (b) has passed inspection by all applicable building inspectors of the Town of Bedford, and (c) is in compliance with all requirements and codes of the Town of Bedford, and all other applicable requirements and codes of other state or local authorities having jurisdiction. Landlord further represents, warrants and covenants to Tenant that Landlord is the owner of the pH Neutralization System and that Tenant will be the sole and exclusive user of the pH Neutralization System and no other tenants will be tied into the pH Neutralization System or have the potential of discharging into the pH Neutralization System. Prior to the Effective Date, Landlord has delivered the following to Tenant, the receipt and sufficiency of which Tenant hereby acknowledges: (a) a Piping and Instrumentation Diagram or other similar, functional drawing of the current installation of the pH Neutralization System (b) all component specifications (manufacturer, model numbers, materials), technical descriptions, maintenance records and operation and maintenance manuals relating to the pH Neutralization System to provide Tenant with the appropriate level of knowledge of the pH Neutralization System; (c) the information required by Tenant to complete its application for the MWRA Permit (as hereinafter defined) and (d) an integrated drainage diagram of the North Building.
(ii) From time to time as required by applicable laws, Tenant shall procure and maintain, at Tenant’s sole expense, all licenses, approvals and permits required by the applicable governmental authorities, including any permit required from the Massachusetts Water Resources Authority (“MWRA Permit”) necessary to use the pH Neutralization System. Tenant may not use the pH Neutralization System without first having provided to Landlord copies of the MWRA Permit and all other such licenses, permits and governmental approvals. Tenant shall not introduce anything into the pH Neutralization System (a) in violation of the terms of any MWRA Permit, (b) in violation of applicable laws or (c) that would cause damage to the pH Neutralization System (excluding normal wear and tear caused by chemicals permitted under the MWRA Permit) or that would cause the pH Neutralization System to fail any required inspection. Landlord agrees to reasonably cooperate with Tenant in order for Tenant to obtain all permits and licenses, and approvals required by the applicable state and local governmental authorities (including, without limitation, the MWRA Permit) for Tenant’s use and operation of the pH Neutralization System, without any obligation for Landlord to incur any costs in connection therewith. Throughout the Term, Tenant shall be responsible, at its sole expense, for maintaining and repairing the pH Neutralization System (including associated plumbing and

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electrical) as may be necessary to keep the same in good working order and condition. Tenant shall have no obligation to replace the pH Neutralization System (including associated plumbing and electrical) unless required on account of Tenant’s negligence or non-compliance with this Section 4(ii). Landlord will enforce any available warranties for repairs to the pH Neutralization System during the applicable warranty period, provided that if any such warranty is voided or otherwise unavailable due to Tenant’s actions, Tenant shall be responsible for the cost of the repairs. Tenant shall operate the pH Neutralization System in compliance with the MWRA Permit and all applicable laws at all times and shall arrange for inspections as frequently as required by law. Tenant agrees to promptly provide Landlord with copies of all inspection reports upon Landlord’s written request therefor. Tenant agrees to indemnify and defend with counsel acceptable to and approved by Landlord, and hold Landlord harmless from all claims, liability, loss, costs or damages incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any applicable governmental authority arising from Tenant’s use of the pH Neutralization System. Landlord agrees that counsel selected by Tenant’s insurer shall be deemed acceptable and approved. The foregoing indemnification shall survive the expiration or earlier termination of the Lease.
(iii) Tenant shall maintain reasonably detailed records of monitoring and maintenance and shall provide copies to Landlord within ten (10) business days following a written request. If during the Term there is a reportable incident to the MWRA resulting from Tenant’s use based upon the wastewater or effluent discharge from the Premises, Tenant shall be responsible for all of the costs and expenses (including fines and penalties) incurred by Landlord or assessed by MWRA in connection with such reportable incident and for the costs of any additional testing, monitoring, or pretreatment system(s) mandated by the MWRA as a result of such reportable incident.
(iv) The scope of Tenant’s decommissioning obligations under the Lease shall include all actions for the proper cleaning, decommissioning and cessation of Tenant’s use of the pipes, drains and other equipment connecting the Premises to the pH Neutralization System, and all requirements under Section 6.1.9 of the Lease for the surrender of the Premises shall also apply to Tenant’s cessation of its use of the pH Neutralization System at the expiration or earlier termination of the Term of the Lease. Notwithstanding anything to the contrary contained herein or in Section 6.1.9 of the Lease, the pH Neutralization System will remain in the Premises as Landlord’s property upon the expiration or earlier termination of the Lease, it being agreed that Tenant shall not be responsible for removing the pH Neutralization System at the end of the Term.
5.Rate Reduction; Revised Rent Schedule. Landlord and Tenant have agreed upon the Rate Reduction and finalized the gross-to-net rent conversion of the Existing Premises Fixed Rent in accordance with Section 8(b) of the First Amendment. Landlord has prepared a revised schedule of Existing Premises Annual Fixed Rent, which is set forth in Exhibit B attached hereto and incorporated herein by reference (the “Revised Rent Schedule”). Commencing retroactively as of January 1, 2023, and continuing throughout the Term, Tenant shall be obligated to pay Fixed Rent for the Existing Premises in the amounts set forth in the Revised Rent Schedule. The Revised Rent Schedule shall replace the rent schedules for the Annual Fixed Rent Rate and

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Monthly Fixed Rent Rate for the Existing Premises stated in Section 1.1 of the Lease, effective retroactively as of January 1, 2023. The Expansion Premises Fixed Rent and the ROFO Premises Fixed Rent are unchanged by the Rate Reduction and shall remain as set forth in the First Amendment and the Second Amendment, respectively.
6.Guarantor. Tenant’s obligations under the Lease are secured by a Guaranty dated February 14, 2022, executed by Lantheus Holdings, Inc. (“Guarantor”). Guarantor joins in the execution of this Third Amendment for the purpose of confirming Guarantor’s consent to the terms, agreements and obligations of Tenant set forth herein.
7.Brokers. Landlord warrants and represents to Tenant that it has dealt with no broker in connection with the consummation of this Third Amendment and agrees to defend, indemnify and hold Tenant harmless from all loss, cost, damage and claim resulting from breach of the foregoing representation. Tenant warrants and represents to Landlord that it has dealt with no broker in connection with the consummation of this Third Amendment other than Cushman & Wakefield (representing Tenant); however, Tenant acknowledges and agrees that no broker is entitled to a commission in connection with this Third Amendment. In the event of any brokerage claims by any broker, including Cushman & Wakefield, against Landlord predicated upon prior dealings with Tenant as it relates to this Third Amendment, Tenant agrees to defend the same and indemnify and hold Landlord harmless from any such claims loss, cost, damages.
8.Execution. This Third Amendment shall not be valid and binding until executed and delivered by Landlord, and may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile, PDF, or other electronic transmittal of original signature versions of this Third Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. Execution of this Third Amendment by means of DocuSign is an acceptable form of execution, valid and binding and having the same legal effect as execution with wet ink signatures and shall be treated in all respects as the original document.
9.Entire Agreement. This Third Amendment (together with the Original Lease, First Amendment, and Second Amendment as applicable) contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties, or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein. This Third Amendment shall be construed under the laws of the Commonwealth of Massachusetts and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

Signatures appear on the following page

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WITNESS the execution under seal this 14th day of February, 2025.
LANDLORD:
201 BURLINGTON ROAD OWNER, LLC,
a Delaware limited liability company
By: 201 Burlington Road Venture, LLC, a Delaware limited liability company, its sole member
By: 201 Burlington Road NDC Promote LLC, a Massachusetts limited liability company, its Manager
By: Nordblom JV Manager, Inc., a Massachusetts corporation,
its manager

By: /s/Todd Nordblom_______
Name:
Title:

By: /s/Crosby Nordblom _____
Name:
Title:

TENANT:

LANTHEUS MEDICAL IMAGING, INC.

By: /s/Paul Blanchfield______________
Name: Paul Blanchfield
Title: President

GUARANTOR:

LANTHEUS HOLDINGS, INC.

By: /s/Paul Blanchfield_____________________________
Name: Paul Blanchfield
Title: President

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EXHIBIT A
PLAN SHOWING THE EXPANSION PREMISES

LEGEND
EXPANSION PREMISES

TITLE:
LEASE EXHIBIT

REF. SHEET:

PROJECT NO.: 21266.11
ISSUE DATE: 1/9/24
SCALE: NTS
DRAWN BY: JDS

1

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EXHIBIT B
REVISED RENT SCHEDULE

REVISED RENT SCHEDULE - EXISTING PREMISES

46,526 RSF

PERIOD			CURRENT GROSS RENT			RATE REDUCTION		REVISED (NNN) RENT SCHEDULE		
START	**END**	**LEASE YEAR**	**Gross Rent/SF**	**Monthly Fixed Rent**	**Period Fixed Rent**	**PSF**	**Annualized**	**Monthly Fixed Rent (NNN)**	**Period Fixed Rent (NNN)**	
12/1/2022	12/31/2022	Month 1-9 (Based on 30k SF)*	$33.39	$83,477.64	$83,477.64			$83,477.64	$83,477.64	*Gross
1/1/2023	8/31/2023	Month 1-9 (Based on 30k SF)	$33.39	$83,477.64	$667,821.12	$14.13	$657,266.24	$48,160.49	$385,283.94	
9/1/2023	11/30/2023	Month 10-12 (Based on 35k SF)	$33.39	$97,390.58	$292,171.74	$14.13	$657,266.24	$56,187.24	$168,561.72	
12/1/2023	5/31/2024	Month 13-18 (Based on 35k SF)	$34.39	$100,312.30	$601,873.80	$14.13	$657,266.24	$59,108.96	$354,653.77	
6/1/2024	11/30/2024	Month 19-24 (Based on 46,526 SF)	$34.39	$133,346.57	$800,079.42	$14.13	$657,266.24	$78,574.38	$471,446.30	
12/1/2024	11/30/2025	Lease Year 3	$35.42	$137,346.97	$1,648,163.64	$14.13	$657,266.24	$82,574.78	$990,897.40	
12/1/2025	11/30/2026	Lease Year 4	$36.49	$141,467.37	$1,697,608.44	$14.13	$657,266.24	$86,695.18	$1,040,342.20	
12/1/2026	11/30/2027	Lease Year 5	$37.58	$145,711.40	$1,748,536.80	$14.13	$657,266.24	$90,939.21	$1,091,270.56	
12/1/2027	11/30/2028	Lease Year 6	$38.71	$150,082.24	$1,800,986.88	$14.13	$657,266.24	$95,310.05	$1,143,720.64	
12/1/2028	11/30/2029	Lease Year 7	$39.87	$154,585.22	$1,855,022.64	$14.13	$657,266.24	$99,813.03	$1,197,756.40	
12/1/2029	11/30/2030	Lease Year 8	$41.07	$159,222.78	$1,910,673.36	$14.13	$657,266.24	$104,450.59	$1,253,407.12	
12/1/2030	11/30/2031	Lease Year 9	$42.30	$163,999.46	$1,967,993.52	$14.13	$657,266.24	$109,227.27	$1,310,727.28	
12/1/2031	11/30/2032	Lease Year 10	$43.57	$168,919.44	$2,027,033.33	$14.13	$657,266.24	$114,147.26	$1,369,767.08	
12/1/2032	11/30/2033	Lease Year 11	$44.87	$173,987.03	$2,087,844.33	$14.13	$657,266.24	$119,214.84	$1,430,578.08	
12/1/2033	11/30/2034	Lease Year 12	$46.22	$179,206.64	$2,150,479.66	$14.13	$657,266.24	$124,434.45	$1,493,213.41	
12/1/2034	11/30/2035	Lease Year 13	$47.61	$184,582.84	$2,214,994.04	$14.13	$657,266.24	$129,810.65	$1,557,727.80	
12/1/2035	11/30/2036	Lease Year 14	$49.04	$190,120.32	$2,281,443.87	$14.13	$657,266.24	$135,348.14	$1,624,177.62	
12/1/2036	11/30/2037	Lease Year 15	$50.51	$195,823.93	$2,349,887.18	$14.13	$657,266.24	$141,051.74	$1,692,620.94	
12/1/2037	11/30/2038	Lease Year 16	$52.02	$201,698.65	$2,420,383.80	$14.13	$657,266.24	$146,926.46	$1,763,117.55	
12/1/2038	11/30/2039	Lease Year 17	$53.58	$207,749.61	$2,492,995.31	$14.13	$657,266.24	$152,977.42	$1,835,729.07	
12/1/2039	2/29/2040	Partial Lease Year 18 (3 months)	$55.19	$213,982.10	$641,946.29	$14.13	$657,266.24	$159,209.91	$477,629.73

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